Exhibit 99.1

NEWS RELEASE

RIVIERA RESOURCES ANNOUNCES $0.75 PER SHARE CASH DISTRIBUTION OF OVER $45 MILLION TO SHAREHOLDERS; SCHEDULES FIRST QUARTER 2020 EARNINGS CONFERENCE CALL

HOUSTON, April 27, 2020 – Riviera Resources, Inc. (OTCQX: RVRA) (“Riviera” or the “Company”) announces its Board of Directors (the “Board”) has approved a $0.75 per share cash distribution (the “Distribution”) totaling approximately $45 million, funded with cash on hand. The Company also announces its first quarter 2020 earnings conference call has been scheduled for Thursday, May 7, 2020 at 10:00 a.m. (Central).

$45 Million Distribution

The Company’s Board has approved a cash distribution to shareholders of $0.75 per share. The distribution is payable on or around May 12, 2020 to all shareholders of record as of the close of business on May 7, 2020. The Company currently expects that the cash distribution should not constitute a taxable dividend for U.S. federal and state income tax purposes. Rather, the cash distribution would generally constitute a non-taxable return of capital, and a reduction to the tax basis of each recipient’s ownership interest in the Company, with any amount exceeding the holder’s basis subject to capital gain treatment.

The $0.75 per share distribution represents approximately 29% of the closing price per share on April 24, 2020. Therefore, the ex-dividend date for the cash distribution is expected to be May 13, 2020, the first trading day following the payment date. Shareholders of record on the record date who sell their shares prior to the ex-dividend date will not be entitled to, and will also sell their right to, receive the cash distribution. As of April 24, 2020, there were 57,907,609 shares outstanding of the Company’s common stock, and 60,198,476 shares eligible to receive distributions1. Based on the $0.75 per share distribution, the aggregate cash amount of the distribution is expected to be approximately $45 million.

Distributions to Shareholders

As a C corporation, distributions to common shareholders of current or accumulated earnings and profits are qualified dividends eligible for the 23.8% maximum federal income tax rate, inclusive of the 3.8% Medicare tax rate applicable to net investment income. Any distributions in excess of current or accumulated earnings and profits would be reported as returns of capital instead of qualified dividends. Distributions that are classified as returns of capital are nontaxable to the extent they do not exceed a shareholder’s adjusted tax basis in the Company’s stock, or as a capital gain to the extent that the amount of the distribution exceeds a shareholder’s adjusted tax basis in the Company’s stock. As of April 24, 2020, the Company estimates it will have zero current and accumulated earnings and profits for the tax year ended December 31, 2020. An updated estimate of Riviera’s E&P will be provided in connection with publishing Form 8937 (which publication will occur within 45 days of the Distribution).

With the expected elimination of any current and accumulated earnings and profits, the Company reasonably estimates that a cash distribution should not constitute a taxable dividend for U.S. federal income tax purposes. Rather, a cash distribution would generally constitute non-taxable return of capital, and a reduction to the tax basis of each recipient’s ownership interest in the Company, with any amount exceeding the holder’s basis subject to capital gain treatment.

Under the Foreign Investment in Real Property Tax Act, non-U.S. persons who hold (or have held, during a certain measuring period) more than 5% of the Company’s stock will be subject to withholding at a 15% rate on the full amount of the distribution. We have asked certain of our large, identifiable holders to certify that they are not subject to withholding under these rules or otherwise made withholding arrangements with such holders. We have not otherwise identified any

[1]

Share count includes (i) 57,907,609 shares outstanding of the Company’s common stock, (ii) 442,917 restricted stock units of the Company either granted or designated for issuance to certain employees (the “Riviera RSUs”), (iii) and 1,847,950 restricted stock units of the Company either granted or designated for issuance as performance units to certain employees (the “Riviera Performance Shares”) that, in the case of the Riviera Performance Shares, vest, if at all, based on the achievement of certain performance conditions specified in the award agreements. To date, none of the performance conditions have been achieved.

additional non-U.S. 5% shareholders and do not intend to directly withhold from the distribution to any other holders on the basis of that diligence. However, while withholding under these rules is, under our circumstances, generally performed directly by the distributing company (to the extent withholding is necessary), we cannot guarantee that no intermediary will withhold from the distribution to the extent a particular beneficial holder is unable to demonstrate to the satisfaction of such intermediary that they are not subject to withholding under these rules.

Information regarding tax matters in this press release is for general information purposes only and does not constitute tax advice. Shareholders should consult with their tax advisors as to the specific U.S. federal and state, and non-U.S. tax consequences to such holder related to a return of capital distribution.

First Quarter Earnings Conference Call

The Company will host a conference call Thursday, May 7, 2020 at 10:00 a.m. (Central) to discuss the Company’s first quarter 2020 results and expects to file its first quarter Form 10-Q for the three months ended March 31, 2020 with the U.S. Securities and Exchange Commission on or around that date. The call will consist of prepared remarks by executive management followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing (866) 416-7462, or (409) 217-8223 for international calls using Conference ID: 5944979. Interested parties may also listen over the internet at www.rivieraresourcesinc.com. A replay of the call will be available on the Company’s website.

ABOUT RIVIERA RESOURCES

Riviera Resources, Inc. is an independent oil and natural gas company with a strategic focus on efficiently operating and developing its assets while returning capital to its stockholders. Riviera’s properties are primarily located in North Louisiana and Mid-Continent regions. Riviera also owns Blue Mountain Midstream LLC, a midstream company centered in the core of the Merge play in the Anadarko Basin.

Forward-Looking Statements

Statements made in this press release that are not historical facts are “forward-looking statements.” These statements are based on certain assumptions and expectations made by the Company which reflect management’s experience, estimates and perception of historical trends, current conditions, and anticipated future developments. These statements include, among others, statements regarding the return of capital to shareholders, estimates of accumulated earnings and profits, our financial position, business strategy and other plans and objectives for future operations. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These include risks relating to the Company’s financial and operational performance and results, low or declining commodity prices and demand for oil, natural gas and natural gas liquids, ability to hedge future production, ability to replace reserves and efficiently develop current reserves, the capacity and utilization of midstream facilities and the regulatory environment. These and other important factors could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Please read “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

CONTACT:

Riviera Resources, Inc.

Investor Relations

(281) 840-4168

IR@RVRAresources.com